FOLEY & LARDNER

                                ATTORNEYS AT LAW

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                                                            CLIENT/MATTER NUMBER
                                                                     031529/0101

                                  June 27, 2000



The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, Wisconsin  54221-0066

    Re:   The Manitowoc Company, Inc. Retirement Savings Plan
          ---------------------------------------------------

Gentlemen:

          We have acted as counsel for The Manitowoc Company, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 150,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), and the associated common stock purchase rights (the "Rights"), which may be issued pursuant to The Manitowoc Company, Inc. Retirement Savings Plan (the "Plan"). The terms of the Rights issuable under the Plan are set forth in that certain Rights Agreement (the "Rights Agreement") between The Manitowoc Company, Inc. and First Chicago Trust Company of New York, dated August 5, 1996.

          We have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Amended and Restated Articles of Incorporation and By-laws, as amended to date; (d) the Rights Agreement; (e) resolutions of the Company's Board of Directors relating to the Plan and the issuance of shares of Common Stock and Rights thereunder; and (f) such other documents and records as we have deemed necessary to enable us to render this opinion.

FOLEY & LARDNER
The Manitowoc Company, Inc.
June 27, 2000
Page 2



          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          The shares of Common Stock, when issued by the Company in the manner and for the consideration contemplated by the Plan, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section and its predecessors have been judicially interpreted.

          The Rights subject to the Registration Statement, when issued pursuant to the terms of the Rights Agreement, will be validly issued.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER